Exhibit 1.1

FIELDSTONE MORTGAGE INVESTMENT CORPORATION

Mortgage-Backed Notes

UNDERWRITING AGREEMENT

[____________], 200[   ]

[Name and Address of the Representative of the Underwriters]

Ladies and Gentlemen:

          1. Introduction. Fieldstone Mortgage Investment Corporation, a Maryland corporation (the “Depositor”), proposes to sell to the several underwriters listed in Schedule II (the “Underwriters”) for which [ ] is acting as representative (the “Representative”), the class principal amount or class notional amount of the Fieldstone Mortgage Investment Trust, Series 200[]-[] Mortgage-Backed Notes, identified in Schedule I hereto (the “Notes”) to be issued pursuant to a Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) and an Indenture, the (“Indenture”), by and among Fieldstone Mortgage Investment Trust, Series 200[ ]-[], a Delaware statutory trust (the “Issuer” or the “Trust”), an indenture trustee (the “Indenture Trustee”), and a trust administrator (the “Trust Administrator”). The Trust has been created pursuant to a trust agreement (the “Trust Agreement”) by and between an owner trustee (the “Owner Trustee”), the Depositor and Trust Administrator.

          The Notes will generally be payable out of the cash flows attributable to the property of each Trust, which will consist of one or more pools of mortgage loans (the “Mortgage Loans”) and certain related property to be conveyed to the Trust by the Depositor. The Mortgage Loans will be conveyed by the Depositor on the Delivery Date pursuant to one or more mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), by and between each Fieldstone Investment Corporation and any other party identified as a seller of the Mortgage Loans (each referred to herein as a “Seller”) and the Depositor. On the Delivery Date, the Depositor will convey the Mortgage Loans to the Issuer pursuant to a transfer and servicing agreement ( the “Transfer and Servicing Agreement”), by and among the Issuer, the Depositor, each Seller, a master servicer (the “Master Servicer”), the Trust Administrator, the Indenture Trustee, the Servicer and potentially, one or more subservicers, including JPMorgan Chase Bank, National Association (each, a “Subservicer”). The Notes are more fully described in the Registration Statement (as such term is defined in Section 2(a)), which the Depositor has furnished to the Representative.

          This Underwriting Agreement (the “Agreement”) includes the terms and conditions governing the offering and sale of Notes from the Depositor to the Representative on behalf of itself and the other Underwriters. Upon the execution and delivery of this Agreement, the Representative and the other Underwriters identified on Schedule II hereto agree to become obligated to purchase Notes from the Depositor. Schedule I of this Agreement identifies the price at which such Notes are to be purchased by the Representative and each of the Underwriters from the Depositor, the aggregate amount of Notes to be purchased by the

Representative and each Underwriter and any other Underwriter identified on Schedule I attached hereto and the initial public offering price or the method by which the price at which such Notes are to be sold will be determined. Schedule I may be amended, modified or supplemented from time to time upon the mutual agreement of the parties hereto to reflect changes to the pricing and structural terms of the transaction. Capitalized terms used herein and not otherwise defined herein, shall have the meanings set forth in the Transfer and Servicing Agreement.

          2. Representations and Warranties of the Depositor. The Depositor represents and warrants to the Representative and to each of the Underwriters as of the date hereof and as of the date the Prospectus if first filed pursuant to Rule 424 under the Act, as follows:

          (a) A registration statement on Form S-3 including a prospectus and such amendments thereto as may have been required on the date hereof relating to the Notes has been filed with the Securities and Exchange Commission (the “Commission”) and such registration statement, as amended, has become effective under the Act of 1933 (the “Act”). Such registration statement, as amended to the date of this Agreement meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with such rule. Such registration statement, as amended and all documents incorporated therein by reference relating to the Notes, is hereinafter referred to as the “Registration Statement”; such prospectus the form of which is contained in the Registration Statement is hereinafter referred to as the “Base Prospectus”; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (b) of the rules and regulations of the Commission promulgated under the Act (the “Rules and Regulations”); provided, however, that a supplement to such Base Prospectus prepared pursuant to Section 5(a) shall be deemed to have supplemented the Base Prospectus with respect to the offering of the Notes (any such supplement “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). Reference made herein to the Prospectus shall be deemed to refer to and to include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the Prospectus and incorporated by reference in the Prospectus and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time (as defined below) that is incorporated by reference in the Registration Statement.

          (b) The Depositor proposes to file with the Commission pursuant to Rule 424 under the Act a Prospectus Supplement relating to the Notes and the plan of distribution thereof and has previously advised the Underwriters of all further information (financial and other) with respect to the Depositor to be set forth therein. Any preliminary prospectus, including any preliminary prospectus supplement which, as completed, is proposed to be used in connection with the sale of the Notes and any prospectus filed with the Commission pursuant to Rule 424(a) of the Act, is hereinafter called a “Preliminary Prospectus”; provided that if no preliminary prospectus is proposed to be used in connection with the sale of the Notes, references herein to Preliminary Prospectus shall be disregarded. The Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose are pending or, to the Depositor’s knowledge, threatened by the Commission. There are no contracts or documents of the Depositor that are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement. For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission and “Effective Date” means the date of the Effective Time.

          At or prior to the time when sales to investors of the Notes were first made, as set forth in Schedule I hereto (the “Time of Sale”), the Depositor had prepared or approved the following information (collectively, the “Approved Offering Materials”): the Preliminary Prospectus, if any, each “issuer free writing prospectus” (as defined pursuant to Rule 433 under the Act, each an “Issuer Free Writing Prospectus”) and any other “free writing prospectus” (as defined pursuant to Rule 405 under the Act, a “Free Writing Prospectus”), any Corrective Information (as defined below) or portion thereof listed as “Approved Offering Materials” on Schedule I hereto. If, subsequent to the date of this Agreement, the Depositor and the Underwriters have determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Notes, then “Approved Offering Materials” will refer to the information available to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions (“Corrective Information”).

          (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, when they become effective or are filed with the Commission, as the case may be, in all material respects to the requirements of the Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus for the Notes, as of its date, and as amended or supplemented as of the Delivery Date (as defined in section 3), does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by any Underwriter through the Representative expressly for use therein, it being understood that such information is limited to the information identified in the Schedule I hereto as the “Underwriters’ Information.” The Depositor acknowledges that the Underwriters’ Information constitutes the only information furnished in writing by you or on your behalf for use in connection with the preparation of the Prospectus, and the Representative confirms that the Underwriters’ Information is correct. The Prospectus delivered to the Underwriters for use in connection with the offering of the Notes was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T. The Approved Offering Materials, at the Time of Sale, did not, and at the Delivery Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to the information contained in or omitted from the Approved Offering Materials or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Depositor by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Approved Offering Materials.

          (d) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

          (e) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own its assets and conduct its business as now conducted by it, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

          (f) There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process or, to the knowledge of the Depositor, threatened by or before any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (i) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (ii) asserting the invalidity of any of the Operative Agreements or the Notes, (iii) seeking to prevent the issuance of the Notes or the consummation by the Depositor of any of the transactions contemplated by any of the Operative Agreements or (iv) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any of the Operative Agreements or the Notes.

          (g) The Operative Agreements and the Notes conform, or will conform as of the Delivery Date, to the description thereof contained in the Registration Statement, the Preliminary Prospectus, if any, and the related Prospectus and any Issuer Free Writing Prospectus; and the Notes, on the Delivery Date, will have been duly and validly authorized and, when such Notes are duly and validly executed by the Trust, authenticated by the Indenture Trustee or the Trust Administrator and delivered in accordance with such Operative Agreements and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits afforded by the Operative Agreements.

          (h) The execution and delivery by the Depositor of this Agreement and the other Operative Agreements to which it is a party are within the corporate power of the Depositor and have been, or will have been on the related Delivery Date, duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, nor the issuance of the Notes or offering thereof pursuant to the Prospectus, the Preliminary Prospectus, if any, or the Approved Offering Materials will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor, (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (iii) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

          (i) At the date thereof, each Operative Agreement to which the Depositor is a party will constitute a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity.

          (j) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes pursuant to this Agreement and the other Operative Agreements has been or will be taken or obtained on or prior to the applicable Delivery Date.

          (k) At the Delivery Date, each of the Mortgage Loans included in the Trust will conform to the representations and warranties with respect thereto set forth in the Mortgage Loan Purchase Agreement and the Depositor will (i) have equitable right, title and interest in the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”), (ii) not have assigned to any person (other than the Trust) any of its right, title or interest in the Mortgage Loans, and (iii) have the power and authority to sell its interest in the Mortgage Loans to the Trust and to sell the Notes to the Underwriters. Upon execution and delivery of the Transfer and Servicing Agreement by the Owner Trustee, the Owner Trustee will have acquired beneficial ownership of all of the Depositor’s title and interest in and to the Mortgage Loans, which will in turn be pledged to the Indenture Trustee in accordance with the terms of the Indenture.

          (l) If so specified in the Prospectus, the Preliminary Prospectus, if any, and any Issuer Free Writing Prospectus, certain of the Notes subject to this Agreement and offered by means of the Registration Statement may, when issued pursuant to the Indenture, be “mortgage related securities”, as such term is defined in Section 3(a)(41) of the Exchange Act.

(m) Neither the Depositor nor the Trust will be subject to registration as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

          (n) Since the respective dates as of which information provided by the Seller or the Depositor is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor or any Seller, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Delivery Date.

          (o) Any certificate signed by an officer of the Depositor and delivered to the Representative or counsel for the Representative in connection with an offering of the Notes shall be deemed, and shall state that it is, a representation and warranty of the Depositor as to the matters covered thereby on the date of such certificate to each person to whom the representations and warranties in this Section 2 are made.

          (p) As of the date of delivery, there are no Mortgage Pool Errors in any of the information provided to the Underwriters regarding the Mortgage Loans and such information is true and correct in all material respects or, if there is any material error in any such information, the Depositor has promptly provided corrected information to the Underwriters.

          (q) On the Delivery Date, the Mortgage Loans will conform in all material respects to the description thereof contained in the Prospectus, the Preliminary Prospectus, if any, and any Issuer Free Writing Prospectus and the representations and warranties contained in this Agreement will be true and correct in all material respects. The representations and warranties of the Seller and the Depositor set out in the Transfer and Servicing Agreement are hereby made to the Underwriters as though set out herein, and at the dates specified therein, such representations and warranties were and will be true and correct in all material respects.

          (r) Each of the Seller and the Depositor possess all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus, the Preliminary Prospectus, if any, and any Issuer Free Writing Prospectus and there are no proceedings pending or, to the best knowledge of the Depositor, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of either the Seller or the Depositor.

          (s) The Depositor is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, or (iii) any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (t) (i) At the earliest time after the filing of the Registration Statement that the Depositor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of Rules and Regulations and (ii) at the date hereof, the Depositor is not an Ineligible Issuer, as such term is defined in Rule 405 of the Rules and Regulations.

          (u) Any Issuer Free Writing Prospectus conforms in all material respects to the requirements of the Act and the Rules and Regulations. The Issuer Free Writing Prospectus as of the date thereof and as of the Delivery Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by the Underwriter expressly for use therein, it being understood that such information is limited to the information identified on Schedule I hereto as the “Underwriters’ Information.” The Depositor acknowledges that the Underwriters’ Information constitutes the only information furnished in writing to you or on your behalf for use in connection with the preparation of the Issuer Free Writing Prospectus identified on Schedule I hereto and the Representative confirms that the Underwriters’ Information is correct. Any Issuer Free Writing Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T.

          (v) The Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any

“written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) the Preliminary Prospectus, if any, (ii) the Prospectus, (iii) information included in the Approved Offering Materials, (iv) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (v)  other written communication approved in writing in advance by the Representative.

          (w) The Depositor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

          3. Purchase, Sale and Delivery of Notes. Delivery of and payment for the Notes will be made at such time and location as is specified in Schedule I attached hereto, or as the Representative and the Depositor shall agree upon, each such time being herein referred to as a “Delivery Date.” Delivery of such Notes shall be made by the Depositor to the Underwriters against payment of the purchase price specified in Schedule I attached hereto in same day funds wired to such bank as may be designated by the Depositor, or by such other manner of payment as may be agreed upon by the Depositor and the Representative. Except as otherwise provided in Schedule I attached hereto, each Class of Notes sold to the Underwriters pursuant to this Agreement will be represented initially by one or more notes registered in the name of Cede & Co., the nominee of the Depository Trust Company (the “DTC Notes”). The interests of the beneficial owners of the DTC Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates for the DTC Notes will be made available only under the limited circumstances specified in the Indenture. Except as otherwise provided in Schedule I attached hereto, each Class of Notes sold to the Underwriters as definitive notes will be in definitive, fully registered form, in such denominations and registered in such names as the Representative shall request, and will be made available at least 24 hours prior to the applicable Delivery Date, for checking and packaging at the offices of Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, Virginia 23219 in such amounts as specified in Schedule I attached hereto.

          4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes subject to this Agreement for sale to the public as set forth in the Prospectus.

          (a) It is understood that the Underwriters will solicit offers to purchase the Notes only as follows: prior to the time the Underwriters have received the [INSERT DOCUMENT ON WHICH INVESTORS ARE TO CONFIRM SALES], the Underwriters may, in compliance with the provisions of this Agreement, solicit offers to purchase Notes; provided, that the Underwriters shall not accept any such offer to purchase a Note or any interest in any Note or Mortgage Loan or otherwise enter into any Contract of Sale for any Note, any interest in any Note or any Mortgage Loan prior to the investor’s receipt of [INSERT DOCUMENT ON WHICH INVESTORS ARE TO CONFIRM SALES].

          (b) It is understood that the Underwriters will not enter into a Contract of Sale with any investor until the investor has received the Approved Offering Materials with respect to the Notes which are the subject of such Contract of Sale. For purposes of this

Agreement, Contract of Sale has the same meaning as in Rule 159 of the Rules and Regulations and all Commission guidance relating to Rule 159, including without limitation the Commission’s statement in Act Release No. 33-8501 that “a contract of sale can occur under the federal securities laws before there is a bilateral contract under state law, for example when a purchaser has taken all actions necessary to be bound but a seller’s obligations remain conditional under state law.” Each Contract of Sale for a Note entered into by the Underwriters shall expressly provide in writing that the Depositor is not obligated to issue such Note or any similar security and that the obligation of the Underwriters to deliver such Note is subject to the terms and conditions of this Agreement and the availability of such Note when, as and if issued by the Depositor.

          (c) It is understood that the Underwriters may provide to prospective investors certain Issuer Free Writing Prospectuses and prepare and provide to prospective investors other Free Writing Prospectuses, subject to the following conditions:

          (i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriters shall not convey or deliver any written communication to any person in connection with the initial offering of the Notes, unless such “written communication” (as such term is defined in Rule 405 under the Act) (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii) constitutes a Free Writing Prospectus (as defined below). [The Underwriters shall not convey or deliver in connection with the initial offering of the Notes any ABS informational and computation materials (as defined below), in reliance upon Rules 167 and 426 under the Act.]

          (ii) The Underwriters shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the Rules and Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591. For purposes hereof, “Issuer Information” shall have the meaning given such term in Rule 433 (h) of the Rules and Regulations, including the information specified in footnote 271 of Commission Release No. 33-8591 and “Derived Information” shall refer to information of the type described in clause (5) of such footnote 271 when prepared by the Underwriter. Consistent with such definition, “Issuer Information” shall not be deemed to include any information in a Free Writing Prospectus solely by reason of the Depositor’s review of the materials pursuant to subsection (e) below. For purposes hereof, “ABS Informational and Computational Materials” shall have the meaning given such term in Item 1101 of Regulation AB.

(d) All Free Writing Prospectuses provided to prospective investors, whether or not filed with the Commission, shall bear a legend including the following statement:

“The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-xxx-xxxx.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor [the] [any] underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.”

          (e) The Underwriters shall deliver to the Depositor and its counsel, no later than the business day prior to the proposed date of first use thereof, any Free Writing Prospectus prepared by or on behalf of the Underwriter that contains any Issuer Information and request that such Free Writing Prospectus be filed with the Commission within the time period specified in the Rules and Regulations.

          (f) Each Underwriter represents and warrants to the Depositor that the Free Writing Prospectuses to be furnished to the Depositor by the Underwriters pursuant to Section 4(e) above will constitute all Free Writing Prospectuses of the type required to be delivered pursuant to Section 4(e) that were furnished to prospective investors of the Notes by the Underwriters in connection with its offer and sale of the Notes. If the Underwriter does not provide any Free Writing Prospectuses to the Depositor pursuant to subsection (e) above, the Underwriter shall be deemed to have represented, as of the Delivery Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that is required to be filed with the Commission in accordance with the Rules and Regulations.

          (g) Each Underwriter represents and warrants to the Depositor that each Free Writing Prospectus required to be provided by it to the Depositor pursuant to Section 4(e), when viewed together with all other Approved Offering Materials, did not, as of the Time of Sale, and will not as of the Delivery Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that the Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information supplied by the Depositor or the Seller to the Underwriter prior to the Time of Sale.

          (h) Each Underwriter shall file with the Commission any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

          (i) The Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 4 for a period of three years following the initial bona fide offering of the Notes.

          (j) In the event that the Depositor or any Underwriter becomes aware that, as of the Time of Sale, any Free Writing Prospectus delivered to a purchaser of a Note contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), the Underwriter or the Depositor, as appropriate, shall notify the other parties to the is Agreement thereof within one business day after discovery thereof. In connection with the discovery of any Defective Free Writing Prospectus:

          (i) The party responsible for the information to be corrected, if requested by the Depositor or an Underwriter, as appropriate, shall prepare a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

(ii) The Underwriters shall deliver the Corrected Free Writing Prospectus to each purchaser of a Note which received the Defective Free

Writing Prospectus prior to entering into an agreement to purchase any Notes; and

          (iii) The Underwriters shall notify such purchaser in a prominent fashion that the prior agreement to purchase Notes has been terminated, and of such purchaser’s rights as a result of termination of such agreement and shall provide such purchaser with an opportunity to affirmatively agree to purchase such Notes on the terms described in the Corrected Free Writing Prospectus.

          (k) The Representative covenants with the Depositor that after the final Prospectus is available each of the Underwriters shall not distribute any written information concerning the Notes to a prospective investor of Notes unless such information is preceded or accompanied by the Prospectus or the required notice pursuant to Rule 173 of the Act has been delivered.

          5. Covenants of the Depositor. The Depositor covenants and agrees with the Underwriters participating in the offering of the Notes that:

          (a) Immediately following the execution of this Agreement, the Depositor will prepare a Prospectus Supplement setting forth the amount of Notes and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Notes are to be purchased by the Underwriters, from the Depositor, either the initial public offering price or the method by which the price at which such Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Representative and the Depositor deem appropriate in connection with the offering of such Notes, but the Depositor will not file, for so long as the delivery of a Prospectus is required in connection with the offering or sale of such Notes, any amendments to the Registration Statement as in effect with respect to such Notes, or any amendments or supplements to the related Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Representative, or if the Representative shall have reasonably objected thereto promptly after receipt thereof, the Depositor will, during such period, immediately advise the Representative or its counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communications suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Depositor is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued. The Depositor will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof. The Depositor will file such Prospectus pursuant to Rule 424 under the Act not later than the Commission’s close of business on the second Business Day following the availability of the Prospectus to the Underwriters.

          (b) If, at any time when a Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Depositor will promptly prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance.

          (c) The Depositor will cause any Free Writing Prospectuses with respect to the Notes to be filed with the Commission pursuant to Rule 433 under the Act in accordance with Section 8 prior to the time of filing of the Prospectus as provided in Section 5(a) hereof and will include therein all such materials so furnished; provided, however, the Depositor shall only be responsible for the filing of a Free Writing Prospectus prepared by the Underwriters as described in Section 4(e) hereof to the extent delivered by the Underwriter within the time period specified in Section 4(e) hereof.

          (d) The Depositor will cause the Trust Administrator to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Note (each, a “Noteholder”) at any time during such year, such information as is necessary or desirable to assist Noteholders in preparing their federal income tax returns.

          (e) The Depositor will furnish to the Representative copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto or incorporated by reference therein), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents relating to the Notes, in each case as soon as available, and in such quantities as the Representative reasonably requests.

          (f) The Depositor will arrange for, and will pay all expenses (including reasonable fees and expenses of counsel) in connection with the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution of the Notes; provided, however, that neither the Depositor nor the Trust shall be required to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

          (g) The Depositor will, while the Notes are outstanding furnish to the Representative, and upon request of each other Underwriter, information with respect to the related Trust or the Mortgage Loans included in the related mortgage pool, as the Representative or any such Underwriter may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Notes.

          (h) The Depositor, whether or not the transactions contemplated under this Agreement are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (excluding fees and disbursements of its counsel, any Underwriter due diligence of the Mortgage Loans and accounting comfort letters obtained in connection with any Free Writing Prospectus other than any Issuer Free Writing Prospectus) incurred by them in connection with (i) the offering and the qualification of the Notes, (ii) the preparation of all documents described herein, including any Issuer Free Writing Prospectus (iii) reasonable fees and expenses of the Servicer, Subservicer, Owner Trustee, Indenture Trustee and Trust Administrator, (iv) the determination of their eligibility for investment under the laws of such jurisdictions as the Representative may designate and the reproduction of memoranda relating thereto, (v) any fees charged by investment rating agencies for the rating of the Notes and (vi) reasonable and customary expenses incurred in distributing any Preliminary Prospectuses, if any, the Prospectus or any amendments or supplements thereto to the Underwriters; provided however, that the Depositor shall not be liable for the payment of any of the foregoing amounts to the extent that the failure to consummate the transactions described herein resulted from any act or omission of the Underwriters pursuant to the terms of this Agreement.

          (i) During the period when a Prospectus is required by law to be delivered in connection with the sale of Notes pursuant to this Agreement, the Depositor will file, or cause the Trust Administrator to file on behalf of the related Trust, on a timely and complete basis, all documents that are required by the related Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          (j) The Depositor will prepare, or cause to be prepared, and file, or cause to be filed such tax returns and take such actions, all on a timely basis, as is required to maintain the Notes as debt status for tax purposes.

          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof, and the applicable Delivery Date, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

          (a) Each of the obligations of the Depositor required to be performed by it on or prior to the Delivery Date pursuant to the terms of the relevant Operative Agreements shall have been duly performed and complied with and all of the representations and warranties of the Depositor under any of the Operative Agreements shall be true and correct as of the Delivery Date or as of another date specified therein and no event shall have occurred which, with notice or the passage of time, would constitute a default under any of such Operative Agreements, and the Underwriters shall have received certificates to the effect of the foregoing, each signed by an authorized officer of the Depositor.

(b) The Representative shall have received letters dated the Delivery Date and as of the date of the Preliminary Prospectus, if any, respectively, in form and substance reasonably acceptable to the Representative and its counsel, prepared by independent certified public accountants, (i) regarding the numerical and statistical information contained in the Prospectus and the Preliminary Prospectus, if any, other than the numerical and statistical information referred to in Section 6(c) hereof, and (ii) relating to certain agreed upon procedures as specified by the Underwriters.

          (c) The Representative shall have received letters dated the Delivery Date, in form and substance reasonably acceptable to the Representative and its counsel, prepared by independent certified public accountants, regarding the numerical and statistical information contained in [INSERT THE DOCUMENT ON WHICH INVESTORS ARE TO CONFIRM SALES REFERENCED IN SECTION 4(a) ABOVE]. In addition, the Representative shall have received confirmation from independent certified public accountants, that no material pool characteristic (as agreed upon by the Depositor and the Representative) of the actual asset pool as of the Delivery Dates differs by 5% or more (other than as a result of the pool assets converting into cash in accordance with their terms) from the description of the asset pool in the Prospectus Supplement relating to the Notes filed with the Commission.

          (d) The Representative shall have received letters (i) dated the Delivery Date with respect to the Prospectus Supplement and (ii) dated the date of the Issuer Free Writing Prospectus with respect to the Issuer Free Writing Prospectus, in form and substance acceptable to the Representative and its counsel, prepared by independent certified public accountants of the Servicers, regarding the numerical and statistical information contained in the Prospectus and any Free Writing Prospectus regarding the Servicers’ respective servicing portfolios.

(e) The Representative and each Underwriter shall have received the requested number of copies of the Prospectus for the Notes.

          (f) All actions required to be taken and all filings required to be made by the Depositor under the Act prior to the sale of the Notes shall have been duly taken or made; and prior to the Delivery Date, the Representative shall have received confirmation of the effectiveness of the Registration Statement and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or any Underwriter, shall be contemplated by the Commission.

          (g) The Notes subject to this Agreement and offered by means of the Registration Statement shall be rated by the applicable rating agencies at the time of issuance as set forth in Schedule I attached hereto.

(h) The Representative shall have received one or more opinions of counsel for the Depositor, dated the Delivery Date, substantially to the effect that:

          (i) The Depositor has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the state of Maryland. The Depositor has the corporate power and authority to own its assets and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Agreements to which it is a party;

          (ii) Each of the Trust Agreement, Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement has been duly authorized, executed and delivered by the Depositor and each constitutes a valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms;

          (iii) When duly authorized by the Issuer and duly and validly executed and delivered by the Owner Trustee, on behalf of the Issuer, and authenticated by the Indenture Trustee in accordance with the terms of the Indenture, delivered against payment of the purchase price therefor pursuant to this Underwriting Agreement, the Notes will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms;

(iv) Each of the Operative Agreements to which it is a party has been duly authorized, executed and delivered by the Depositor;

          (v) The execution and delivery by the Depositor of each of the Underwriting Agreement, the Trust Agreement, the Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement and the performance by the Depositor of its obligations thereunder each in accordance with its terms, do not conflict with the certificate of incorporation or by-laws of the Depositor;

(vi) At the date hereof, the Issuer is not required to be registered under the Investment Company Act of 1940, as amended;

(vii) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and complies with the requirements of the TIA and the applicable rules and regulations;

          (viii) The Indenture creates a valid security interest in favor of the Indenture Trustee, for the benefit of the holders of the Notes, in the Issuer’s right, title and interest in and to the Collateral securing the obligations of the Issuer under the Indenture in which a security interest may be created pursuant to the UCC;

          (ix) The Registration Statement has been declared effective under the Act; the Base Prospectus and the Prospectus Supplement have each been filed pursuant to Rule 424(b) of the Rules and Regulations in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(x) Any Free Writing Prospectus required to be filed by the Depositor with the Commission (other than those Free Writing Prospectuses containing

Issuer Information prepared by the Underwriter that the Underwriter fails to deliver) has been filed pursuant to Rule 433 of the Rules and Regulations in the manner and within the time period required by Rule 433;

          (xi) The Registration Statement, the Prospectus and the Issuer Free Writing Prospectus in the Approved Offering Materials (in each case other than (A) the financial statements, schedules, tables and other financial and statistical data included or incorporated by reference therein or omitted therefrom and (B) any documents incorporated by reference, as to which such counsel need not express an opinion), as of their respective effective or issue dates, as the case may be, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Act and the Rules and Regulations;

          (xii) In the event that the related Prospectus Supplement, the Preliminary Prospectus, if any, and any Issuer Free Writing Prospectus included in the Approved Offering Materials disclose that any class of Notes constitute “mortgage-related securities” within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, that such class so qualifies assuming that it is rated by a nationally recognized statistical rating organization in one of its two highest rating categories, for so long as it is so rated;

          (xiii) The information in the Prospectus, the Preliminary Prospectus, if any, and any [INSERT NAME OF DOCUMENT ON WHICH SALES TO INVESTORS ARE TO BE CONFIRMED REFERENCED IN SECTION 4(A) ABOVE] under the captions “Description of the Notes,” “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement” and “The Trust Agreement and the Indenture,” to the extent that it constitutes a summary of certain provisions of the Notes and of the Mortgage Loan Purchase Agreement, the Transfer and Servicing Agreement, the Trust Agreement and the Indenture, has been reviewed by such counsel and is correct in all material respects; the statements contained under the caption “ERISA Considerations,” insofar as such statements describe certain provisions of federal statutes and regulations, have been reviewed by such counsel, and such statements fairly describe such provisions and regulations; and the statements contained under the caption “Federal Income Tax Consequences,” insofar as such statements constitute conclusions of law, are true and correct in all material respects as set forth therein;

          (xiv) With respect to the mortgage notes that constitute “instruments,” “general intangibles” or “tangible chattel paper,” as those terms are defined in the UCC, the filing of a Financing Statement on form UCC1 in proper form in the appropriate filing office in the State of Maryland will be effective to perfect the security interest of the Indenture Trustee in the mortgage notes. Such security interest in favor of the Indenture Trustee will be prior to any security interest in the Mortgage Notes in favor of any other creditor of the Issuer;

(xv) The Notes, other than those certain Classes, or portions of Classes, of Notes which, at the time of their issuance, the Seller, or one of its qualified

REIT Subsidiaries acquires beneficial ownership thereof (the “Retained Notes”), will be treated as debt for U.S. federal income tax purposes. In addition, we are of the opinion that, if any Retained Note is subsequently sold for cash to a party unrelated to the beneficial owner of the Ownership Certificate, such Retained Note will be treated as debt for U.S. federal income tax purposes as of the date of such sale, assuming we can continue to rely on all of the Delivery Date REIT Assumptions, determined as of the date of such sale where appropriate, and provided that:

(A)	no modifications have been made to the Transaction Documents as of the date of such sale;

(B)	the Rating Agency’s rating of such Retained Note as of the date of such sale is not lower than the rating for such Retained Note as of the Delivery Date; and

(C)	no adverse changes have been made to (or that would adversely affect the application of) the Delivery Date Legal Authorities (as defined below).

(xvi) For U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation or a publicly traded partnership taxable as a corporation; and

          (xvii) Although the Trust will be classified as a taxable mortgage pool during the time that any Notes are outstanding, the Trust will not be subject to federal income tax during such time as long as the beneficial owner of the Ownership Certificate qualifies as a REIT or as a qualified REIT Subsidiary under the Code.

(i) The Representative shall have received one or more opinions of counsel for the Seller, dated the Delivery
Date, substantially to the effect that:

          (i) The Seller has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Maryland. The Seller has the organizational power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Seller has the corporate power and authority to acquire and own the Mortgage Loans.

          (ii) The Seller has the corporate power and authority to (A) execute and deliver the Operative Agreements, (B) perform its obligations under and consummate the transactions provided for in the Operative Agreements, and (C) transfer its rights, title and interests in, to and under the related Mortgage Loans to the Depositor on the terms and conditions provided in the Mortgage Loan Purchase Agreement.

          (iii) The Seller has the corporate power and authority to (A) execute and deliver the Mortgage Loan Purchase Agreement, (B) perform its obligations under and consummate the transactions provided for in the Mortgage Loan Purchase Agreement, and (C) transfer its rights, title and interests in, to and under the related Mortgage Loans to the Depositor on the terms and conditions provided in the Mortgage Loan Purchase Agreement.

(iv) Each of the Operative Agreements has been duly authorized and executed by a duly authorized officer of the Seller.

          (v) The transfer and sale by the Seller of the related Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement, the compliance by the Seller with the provisions of the related Operative Agreements and the consummation of the transactions contemplated by the related Operative Agreements and the fulfillment of the terms thereof will not violate or breach any of the terms and provisions of the articles of incorporation or bylaws of the Seller.

          (vi) No authorization, approval, or other action by, and no notice to or filing with any court, governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the related Operative Agreements.

(vii) Each of the related Operative Agreements constitutes the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

          (viii) To our knowledge, there is no legal or governmental action, investigation or proceeding pending or threatened against the Seller (a) asserting the invalidity of any of the Operative Agreements, (b) seeking to prevent the consummation of any of the transactions provided for in the Operative Agreements, or (c) that would materially and adversely affect the ability of the Seller to perform its obligations under, or the validity or enforceability with respect to the Seller of, any of the Operative Agreements.

           (j) The Representative shall have received one or more opinions of counsel to the Depositor substantially to the effect that the transfer of all of the right, title and interest in and to the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Issuer in each case, constitutes a “true sale” for bankruptcy purposes and with respect to the “non-consolidation” in a bankruptcy proceeding of the Seller and the Depositor.

           (k) The Representative shall have received a statement of counsel to the Depositor substantially to the effect that nothing has come to such counsel’s attention that would lead them to believe that the Registration Statement (at the time it became effective) or the Preliminary Prospectus, if any (as of the date of the Preliminary Prospectus), the Prospectus or the Prospectus Supplement (in both cases, as of the date of the Prospectus Supplement and as of the Delivery Date) or the Issuer Free Writing

Prospectus (as of the date of the Issuer Free Writing Prospectus) (other than the financial and statistical information or information contained therein, as to which such counsel need not express an opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (l) The Representative shall have received an opinion of counsel to the Trust, Owner Trustee, Trust Administrator, Custodian and Indenture Trustee, dated the Delivery Date, and in the form agreed to on or prior to the Delivery Date.

          (m) The Representative shall have received opinions of counsel to the Master Servicer, each Servicer and each Subservicer, dated the Delivery Date, and in the form agreed to on or prior to the Delivery Date.

          (n) The Representative shall have received opinions of counsel to any provider of any derivative instrument documented under the ISDA master agreement, and an opinion of counsel to any credit support provider or guarantor relating to such derivative instrument, dated the Delivery Date, and in the form agreed to on or prior to the Delivery Date.

          (o) The Representative shall have received opinions of counsel to any credit enhancement provider relating to the Notes, dated the Delivery Date, and in the form agreed to on or prior to the Delivery Date.

          (p) The Representative shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers each of the Seller, the Servicer and the Depositor as the Representative may request, dated the applicable Delivery Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that with respect to each such party, as applicable, (i) the representations and warranties of such party in this Underwriting Agreement and in any applicable Operative Agreement are true and correct; (ii) such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Delivery Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated; (iv) the information contained in the Prospectus relating to the Seller, the Servicer and the Depositor, as applicable, and relating to the Mortgage Loans, is true and accurate in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Prospectus contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading; (v) subsequent to the respective dates as of which information is given in the Prospectus, and except as otherwise set forth in or contemplated by the Prospectus, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of such party; (vi) except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pleading before any court or governmental agency, authority or body or, to their knowledge, threatened, affecting such party or the transactions contemplated by this Underwriting Agreement; (vii) attached thereto are true and correct copies of a letter from the rating agency or agencies rating the Notes confirming that the Notes have been rated in one of the four highest rating categories established by such agency or agencies as set forth in Schedule I hereto and such rating has not been lowered since the date of such letter; and (viii) any applicable derivative instrument documented under the ISDA Master Agreement (including any related credit support documents or guarantees) has been delivered.

          (q) If applicable, the Representative shall have received letters dated the applicable Delivery Date from counsel rendering opinions to any nationally recognized statistical rating organization rating the Notes, to the effect that the Representative may rely upon their opinion to such rating organization, as if such opinion were rendered to the Representative.

          (r) The Representative shall have received certificates of the Trust, the Owner Trustee, the Trust Administrator and the Indenture Trustee, signed by one or more duly authorized officers of such parties, dated the applicable Delivery Date, as to the due acceptance of the related Operative Agreements by such parties, as applicable, and the due authorization and delivery of the Notes by the Trust and the Trust Administrator thereunder.

          (s) To the extent, if any, that the ratings provided to the Notes by any of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) are conditional upon the furnishing of documents or opinions of counsel or the taking of any other actions by the parties to the Operative Agreements, as the case may be, shall furnish such documents and take any such other actions.

(t) The Representative shall have received letters from each Rating Agency confirming the ratings set forth in Schedule I attached hereto.

(u) The Depositor will furnish the Representative with such conformed copies of such other opinions, certificates, letters and documents as the Representative reasonably requests.

          (v) Subsequent to the execution and delivery of this Agreement, a downgrading, or public notification of a possible change, without indication of direction, shall not have occurred in the rating afforded any of the debt securities or claims paying ability of any person providing any form of credit enhancement for any of the Notes, by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.

          (w) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, subsequent to the execution and delivery of this Agreement, of the Seller and its affiliates that is in the reasonable judgment of the Representative material and adverse and that makes it in the reasonable judgment of the Representative impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

          (x) Subsequent to the execution and delivery of this Agreement, none of the following shall have occurred (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York state authorities, (iii) the United States shall have become engaged in material hostilities, there shall have been an escalation of such hostilities involving the United States or there shall have been a declaration of war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such), and in the case of any of the events specified in clauses (i) through (iv), such event makes it, in the reasonable judgment of the Representative, impractical to market the Notes.

          7. Indemnification.

          (a) The Depositor will indemnify and hold harmless the Representative and each Underwriter and each person, if any, who controls the Representative or such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, expenses, damages or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with and amounts paid settlement of any action, suit, proceeding or claim asserted) to which the Representative or such Underwriter or such controlling person may become subject, under the Act or the Exchange Act or other Federal or State statutory law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Issuer Free Writing Prospectus in the Approved Offering Materials (other than the Underwriters’ Information or any Free Writing Prospectus covered under Section 7(b) below (other than with respect to a Mortgage Pool Error)), or the Registration Statement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (which, in respect of information included in the Approved Offering Materials, was not corrected by the Corrective Information subsequently supplied to the Underwriters at any time prior to the Time of Sale); and will reimburse the Representative and each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Representative or such Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any (A) of such documents in reliance upon and in conformity with any Underwriters’ Information and (B) any Free Writing Prospectus furnished to prospective investors by the Underwriters, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results directly from an error (a “Mortgage Pool Error”) in the information concerning the characteristics of the Mortgage

Loans or any Issuer Information, in each case, furnished by the Seller or the Depositor to the Representative or any Underwriter in writing or by electronic transmission that was used in connection with either (x) any Free Writing Prospectus or (y) any written or electronic materials furnished to prospective investors on which the Free Writing Prospectus was based. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Depositor to each Underwriter, but only with reference to (i) any Free Writing Prospectus and (ii) the Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but with respect to clause (b)(ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Underwriters’ Information; provided, however, that in no event shall the Underwriter be liable to the Depositor under this paragraph (b) in an amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with this offering of the Notes. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) for each of, and approved by, the Underwriters in the case of paragraph (a) of this Section 7, representing the related indemnified parties under such paragraph (a) who are parties to such action), (ii)

the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified in connection with investigating or defending any action or claim which is the subject to this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of underwriting discounts and commissions received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          8. Delivery and Filing of Free Writing Prospectuses; Designation of Approved Offering Materials.

(a) The Depositor agrees to file with the Commission the following:

(i) Any Issuer Free Writing Prospectus;

(ii) Any Free Writing Prospectus or portion thereof delivered by the Underwriters to the Depositor pursuant to Section 4(e); and

          (iii) Any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

          (b) Any Free Writing Prospectus required to be filed pursuant to Section 8(a) by the Depositor shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

          (i) If any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Notes may be filed by the Depositor within two days of the later of the date such final terms have been established for all classes of Notes and the date of first use; and

          (ii) If the Issuer Free Writing Prospectus, or Issuer Information contained in the Free Writing Prospectus would constitute ABS Informational and Computational Materials, the Depositor shall file such Issuer Free Writing Prospectus or Issuer Information within the later of two business days after the Underwriter first provides this information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Act;

          (iii) Any Free Writing Prospectus required to be filed pursuant to Section 8(b)(3) shall, if no payment has been made or consideration has been given by or on behalf of the Depositor for the Free Writing Prospectus or its dissemination, be filed by the Depositor with the Commission not later than four business days after the Depositor becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

          (iv) The Depositor shall not be required to file (A) Issuer Information contained in any Free Writing Prospectus of an Underwriter or any other offering participant other than the Depositor, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Notes, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Notes or the offering of the Notes which does not reflect the final terms thereof;

provided, that prior to such use of any Free Writing Prospectuses by the Depositor, the Underwriter must comply with its obligations pursuant to Section 4 and that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

          (c) Any “written communication” (as defined in Rule 405 under the Act) prepared by or on behalf of the Underwriters to be designated as “Approved Offering Materials” on Schedule I hereto must be delivered to the Depositor and its counsel, no later than the business day prior to the proposed date of first use thereof. The Depositor must consent to prior to any such “written communication” being designated as “Approved Offering Materials” on Schedule I hereto.

          9.Default of Underwriters. If any Underwriter or Underwriters participating in the offering of Notes default in their obligations to purchase Notes hereunder and the aggregate principal amount of such Notes which such defaulting Underwriter or Underwriters agreed, but failed, to purchase does not exceed 10% of the total principal amount of the Notes set forth in Schedule I attached hereto, the Representative may make arrangements satisfactory to the Depositor for the purchase of such Notes by other persons, including any of the Underwriters participating in such offering, but regardless of whether such arrangements are made the non-defaulting Underwriters shall remain obligated severally to purchase the Notes which they committed to purchase in accordance with the terms hereunder. If any Underwriter or Underwriters so default and the aggregate principal amount of the Notes with respect to which such default or defaults occur is more than 10% of the total principal amount of the Notes set forth in Schedule I attached hereto and arrangements satisfactory to the Representative and the Depositor for the purchase of such Notes by other persons are not made, this Agreement will terminate without liability on the part of any nondefaulting Underwriters, except as provided in Section 7. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          10. Termination of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes on the related Delivery Date shall be terminable by the Underwriters if at any time on or prior to the Delivery Date (a) any of the conditions set forth in Section 6 are not satisfied when and as provided therein; (b) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or the Depositor, or for the winding up or liquidation of the affairs of the Seller or the Depositor; or (c) there shall have been the consent by the Seller or the Depositor to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or the Depositor or of or relating to substantially all of the property of the Seller or the Depositor. The termination of the

Depositor’s obligations hereunder shall not terminate the Depositor’s rights hereunder or its right to exercise any remedy available to it at law or in equity.

          Notwithstanding anything herein contained, this Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Depositor prior to delivery of and payment for the Notes, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by Federal or state authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, impracticable to market the Notes.

          11. No Fiduciary Duty. The Depositor acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Depositor with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor or any other person. In addition, neither the Representative nor any other Underwriter is advising the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Depositor shall consult with its own advisors concerning such matters, and the Underwriters shall have no responsibility or liability to the Depositor with respect thereto. Any review by the Underwriters of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor.

          12. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Depositor or its officers, the Seller or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Depositor or the Seller or any of their officers or directors or any controlling person, and will survive delivery of and payment for the Notes.

          If this Agreement is terminated pursuant to Section 12 or if for any reason the purchase of the Notes by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(h), and the obligations of the Depositor and the Underwriters pursuant to Section 7 shall remain in effect.

          13. Notices. All communications hereunder will be in writing and, if sent to an Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriters as follows: (a) for the Representative at [ ], (b) for [ ], (c) for [ ] and (d) for [ ], and to the Depositor at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 (Telecopy Number: 443-367-2230), Attention: President, Fieldstone Mortgage Investment Corporation.

          14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7, and their successors and assigns, and no other person will have any right or obligations hereunder.

          15. Representation of the Underwriters. The Representative will act for the several Underwriters set forth in Schedule 1 attached hereto in connection with the transactions described in this Agreement with respect to the Notes and any action taken by the Representative under this Agreement will be binding upon all the Underwriters for such Notes.

          16. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

          17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          18. Obligations of the Seller. The Seller agrees with the Representative and each of the Underwriters, for the sole and exclusive benefit of the Representative and each such Underwriter, the Representative and each such Underwriter’s officers and directors and each person controlling the Representative and each such Underwriter within the meaning of the Act, and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter as follows: in consideration of and as an inducement to their agreement to purchase the Notes from the Depositor, to indemnify and hold harmless the Representative and each Underwriter against any failure by the Depositor to perform its obligations to the Representative and the Underwriters hereunder, including, without limitation, any failure by the Depositor to honor any obligation to the Representative or any Underwriter pursuant to Section 7 hereof. In the case of any claim against the Seller by the Representative or any Underwriter, any officer or director of the Representative or any Underwriter or any person controlling the Representative or any Underwriter, it shall not be necessary for such claimant to first pursue any remedy from or exhaust any procedures against the Depositor.

[SIGNATURE PAGE FOLLOWS]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon, it will become a binding agreement between the Depositor and the Underwriter, upon the Representative’s execution of this Agreement, in accordance with its terms.

Very truly yours,

FIELDSTONE MORTGAGE INVESTMENT CORPORATION, as Depositor

By:

Name:

Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

[REPRESENTATIVE OF THE UNDERWRITERS]

By:

Name:

	Title:	Authorized Signatory

[Signature Page One to Fieldstone 200[]-[] Underwriting Agreement]

Agreed to as to Section 18:

FIELDSTONE INVESTMENT CORPORATION

By:

Name:

Title:

[Signature Page Two to Fieldstone 200[]-[] Underwriting Agreement]

Schedule I

FIELDSTONE MORTGAGE INVESTMENT CORPORATION

FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 200[ ]-[   ]
MORTGAGE-BACKED NOTES, SERIES 200[ ]-[   ]

SUMMARY OF TERMS

[          ], 200[ ]

To:	Fieldstone Mortgage Investment Corporation, as Depositor under the Transfer and Servicing Agreement dated as of [ ], 200[ ]

Re:	Underwriting Agreement dated as of [ ], 200[ ]

Title:	Fieldstone Mortgage Investment Corporation Mortgage-Backed Notes, Series 200[ ]-[ ], Class [ ] Notes

Principal Amount:	$[ ] (approximate)

Interest Rates:	As set forth in Schedule A attached hereto.

Terms of the Notes:

Class	Original Principal/Notional Balance	Note Rate

Note Ratings:

Class of Notes	[ ]	[ ]	[ ]

Underwritten Notes:	Class [ ] Notes

Notes Retained by [the Seller]:	Class [ ] Notes

Underwriters:	[ ]

Representative of the Underwriters:	[ ]

Servicer:	Fieldstone Servicing Corp. (the “Servicer”)

Subservicer:	[ ] (“[ ],” or such capacity, the “Subservicer”)

Indenture Trustee:	[ ], (the “Indenture Trustee”)

Owner Trustee:	[ ] (the “Owner Trustee”)

Master Servicer:	[ ] (“[ ]” or in such capacity, the “Master Servicer”)

Trust Administrator:	[ ] (or in such capacity, the “Trust Administrator”)

[Swap/Cap/Corridor Counterparty]:	[ ]

Terms of Sale:

The purchase price payable by the Underwriters for each Class of Notes is the applicable purchase price percentage set forth on Schedule B of the aggregate note principal amount of each Class of Notes.

Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Depositor.

The Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the Notes in the principal amounts set forth in Schedule B opposite their respective names.

Underwriters’ Information:	[The information set forth under the captions “Underwriting” in the Prospectus and the Prospectus Supplement.]

Underwriting Commissions:

Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Depositor to the Underwriters in connection with the purchase of the Notes.

Public offering price and/or method of determining price at which the Underwriters will sell the Notes: [Negotiated transactions.]

Mortgage Loans:

The mortgage loans (the “Mortgage Loans”) sold by Fieldstone Investment Corporation (the “Seller”) to the Depositor pursuant to the Mortgage Loan Purchase Agreement, dated as of [              ], 200[ ], and conveyed by the Depositor to the Trust pursuant to the Transfer and Servicing Agreement, dated as of [              ], 200[ ] (the “Transfer and Servicing Agreement”), among the Seller, the Depositor, the Servicer, the Subservicer, the Indenture Trustee, the Master Servicer and the Trust Administrator.

Payment Dates:	Beginning [ ], 200[ ], and thereafter on the 25th day of each month (or if such day is not a Business Day, then the next Business Day thereafter).

Delivery Date and Location:	10:00 a.m., New York Time, on or about [ ], 200[ ], or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of Hunton & Williams LLP.

Approved Offering Materials:	[_______________]

Time of Sale:	[_______________]

Terms used and not defined otherwise herein shall have the meanings assigned in the Underwriting Agreement.

Schedule II

ALLOCATION OF NOTES AMONG UNDERWRITERS

Class of Notes	Approximate Balance ($)	Purchase Price (% of Par)	[__________]	[__________]	[__________]	[__________]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]

Total

*Notional Amount of such Interest-only Notes.

B-1